As filed with the Securities and Exchange Commission on October 8, 1999. Registration No. 333-88667-1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SBC COMMUNICATIONS INC.
             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                                             43-1301883
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

 175 E. Houston, San Antonio, Texas                                   78205-2233
 (Address of Principal Executive Offices)                             (Zip Code)


                SBC Savings Plan, SBC Savings and Security Plan,
                Pacific Telesis Group 1994 Stock Incentive Plan,
     Pacific Telesis Group Stock Option and Stock Appreciation Rights Plan,
          Pacific Telesis Group Nonemployee Director Stock Option Plan,
                    SNET Management Retirement Savings Plan,
                  SNET Bargaining Unit Retirement Savings Plan,
                          SNET 1986 Stock Option Plan,
                         SNET 1995 Stock Incentive Plan,
                 Ameritech Savings Plan for Salaried Employees,
         Ameritech Savings and Security Plan for Non-Salaried Employees,
                       Ameritech Long Term Incentive Plan,
                    Ameritech 1989 Long Term Incentive Plan,
              Ameritech Corporation Long-Term Stock Incentive Plan,
                     DonTech Profit Participation Plan, and
         Old Heritage Advertising & Publishers, Inc. Profit Sharing Plan

                            (Full Title of the Plans)

Name, address and telephone number                    Please send copies of all
of agent for service:                                 communications to:
Joy Rick                                              Wayne Wirtz
SBC Communications Inc.                               Assistant General Counsel
175 E. Houston, 11th Floor                            SBC Communications Inc.
San Antonio, Texas 78205-2233                         175 E. Houston, 2nd Floor
(210) 821-4105                                        San Antonio, Texas
                                                      78205-2233
                                                      (210) 821-4105

                                EXPLANATORY NOTE


          The registrant hereby deregisters all shares of common stock covered by this Registration Statement (File No. 333-88667 filed on October 8,
     1999) that were not issued by the registrant pursuant to the registration statement and related prospectuses (38,397,895 shares as of October 31,
     2002). The unsold shares will be carried forward and used on a new registration statement on Form S-8 for the following plans: the SBC Savings Plan, SBC Savings and Security Plan, Pacific Telesis Group 1994 Stock Incentive Plan, Pacific Telesis Group Stock Option and Stock Appreciation Rights Plan, Pacific Telesis Group Nonemployee Director Stock Option Plan, SNET 1986 Stock Option Plan, SNET 1995 Stock Incentive Plan, Ameritech Long Term Incentive Plan, Ameritech 1989 Long Term Incentive Plan, Ameritech Corporation Long-Term Stock Incentive Plan, and DonTech Profit Participation Plan.

Item 8.  Exhibits

Exhibit Number    Description of Exhibits

     24           Power of Attorney of Edward E. Whitacre, Jr.

                                   SIGNATURES


          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 25th day of November 2002.

                                                     SBC COMMUNICATIONS INC.


                                             By: Randall L. Stephenson
                                                 Randall L. Stephenson
                                                 Senior Executive Vice President
                                                 and Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to registration statement has been signed by the following persons in the capacities and on the date indicated:

Principal Executive Officer:                Edward E. Whitacre, Jr.*
                                            Chairman and Chief Executive Officer

Principal Financial                         Randall L. Stephenson
and Accounting Officer:                     Senior Executive Vice President
                                            and Chief Financial Officer




                                       By:   Randall L. Stephenson
                                             Randall L. Stephenson, as
                                             attorney-in-fact for Mr. Whitacre
                                             and on his own behalf as
                                             Principal Financial and
                                             Accounting Officer

                                             November 25, 2002




* By power of attorney

                                   SIGNATURES


          The Plans. Pursuant to the requirements of the Securities Act of 1933 the administrator for the Plans set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 25th day of November 2002.

                                   SBC Savings Plan
                                   SBC Savings and Security Plan
                                   Ameritech Savings and Security Plan for
                                   Non-Salaried Employees

                                   By SBC Communications Inc.,
                                   Administrator for each of the foregoing Plans



                                   By:  Karen E. Jennings
                                        Karen E. Jennings
                                        Senior Executive Vice President -
                                        Human Resources and Communications

                                   SIGNATURES


          The Plan. Pursuant to the requirements of the Securities Act of 1933 the sponsor for the Plan set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Chicago, State of Illinois, on this 25th day of November 2002.


                                            DonTech Profit Participating Plan

                                            By DonTech,
                                            Administrator for the foregoing Plan



                                            By:  Robert Gross
                                                 Robert Gross
                                                 Vice President - Finance &
                                                 Chief Financial Officer